UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) September 8, 2000



                              eVISION USA.COM, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)





             Colorado                0-17637                45-0411501
    ---------------------------------------------------------------------
   (State or other jurisdiction  (Commission File No.)   (I.R.S. Employer
    of incorporation)                                     Identification No.)




               1700 Lincoln Street, Suite 3200, Denver, CO   80203
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              (Address of principal executive offices)    (Zip Code)




                                 (303) 860-1700
               --------------------------------------------------
              (Registrant's telephone number, including area code)





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ITEM 5.  OTHER EVENTS

     On or about September 8, 2000, Michael Halperin, M.D., and Donald Kern, D.D.S., filed a Complaint in the United States District Court for the Southern District of New York (Case No. 00 CIV. 6769) against eVision USA.Com, Inc., eBankerUSA.com, Inc., a partially owned subsidiary of eVision, and American Fronteer Financial Corporation, a wholly owned broker-dealer subsidiary of eVision, Fai Chan, Tong Wan Chan, Robert Trapp, Kwok Jen Fong, David Chen, Gary Cook, Jeffrey Bush and Robert Jeffers, Jr., officers and/or directors of eVision and eBanker.

     In their Complaint, the plaintiffs state that the action is a class action brought by them on behalf of purchasers of securities of eBanker and eVision, through American Fronteer and other securities firms, between April 1998 and August 2000.

     The Complaint alleges that the documents pursuant to which eBanker and eVision issued securities, American Fronteer sold the securities, communications with their shareholders and public filings by eVision misrepresented and/or failed to disclose material facts about the business, management, services, sales obligations, markets, financial condition, use of private offering proceeds, registration plans and future business prospects of eBanker and eVision. The Complaint alleges violations of Section 10(b) and Rule 10b-5 and
Section 20(a) under the Securities Exchange Act of 1934, of Sections 11 and 12(2) under the Securities Act of 1933 and of the common law of New York. The Complaint also alleges breach of fiduciary duty and corporate waste against the eBanker and eVision officer defendants and that the two eBanker offerings should be integrated.

     The plaintiffs request that the lawsuit be maintained as a class action and that they be certified as representatives of the class, that compensatory damages be awarded against defendants in an amount of not less than $70,000,000 plus interest; that they be awarded exemplary and punitive damages pursuant to their claims of fraud and breach of fiduciary duty; that the defendant companies correct any misstatements and otherwise provide full disclosure of all material facts concerning the companies; that eBanker distribute to certain class plaintiffs the same securities as offered to certain other class members; that eBanker make rescission offers to certain class members; and such other relief as the Court may deem just and proper.

     The plaintiffs have requested a jury trial.

     The defendant companies have reviewed the numerous allegations contained in the Complaint, believe the allegations are without merit and intend to vigorously defend against the allegations. One or more defendants are also considering filing counterclaims against the plaintiffs.

     On or about September 15, 2000, eBanker filed a Complaint in the District Court, City and County of Denver, Colorado (Case No. 00 CV 6942) against Michael Halperin. In its Complaint, eBanker alleges that Dr. Halperin intentionally interfered with prospective economic relations of eBanker by deterring investments in eBanker and delaying eBanker's initial public offering by making false written and verbal statements about eBanker and its management because eBanker declined to invest in projects suggested by Dr. Halperin. eBanker also alleges that Dr. Halperin slandered eBanker by knowingly making false statements against eBanker. eBanker requests that the Court grant eBanker actual and special damages, including lost profits, in an amount to be determined at trial.

     Specifically, the Complaint alleges that the defendant proposed that eBanker make an investment in a restaurant franchise and proposed that eBanker participate with a bank to issue secured credit cards financed by eBanker. The Complaint alleges that eBanker negotiated with two friends of defendant


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regarding  the  investment  in the  restaurant  franchise and that the defendant expected to be paid a commission in connection with the credit card transaction. eBanker determined that the investment in the restaurant franchise was too risky and that the bank had no experience in issuing secured credit cards. The Complaint also alleges that when eBanker did not make the investment or enter into an agreement with the bank, the defendant deterred future investments in eBanker by making false accusations against eBanker and its management.

     The Complaint also alleges that the defendant's actions delayed eBanker's initial public offering.

     eBanker has requested a jury trial.















































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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 20, 2000                 eVISION USA.COM, INC.


                                          By: /s/ Robert H. Trapp
                                             -----------------------------------
                                              Robert H. Trapp,
                                              Managing Director








































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